UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2022

Runway Growth Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland	000-55544	47-5049745
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

205 N. Michigan Ave., Suite 4200, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 281-6270

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWAY	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 20, 2022, Runway Growth Finance Corp. (the “Company”) entered into a certain amended and restated credit agreement (the “Amended and Restated Credit Agreement”) among the Company, as borrower, the financial institutions party thereto as lenders (the “Lenders”), KeyBank National Association, as administrative agent for Lenders (“Administrative Agent”) and a Lender, CIBC Bank USA, as documentation agent and a Lender, MUFG Union Bank, N.A. as co-documentation agent, and U.S. Bank Trust Company, National Association, as collateral custodian and paying agent. Effective as of April 20, 2022, the Amended and Restated Credit Agreement amended and restated that certain Credit Agreement, dated as of May 31, 2019, among the Company, as borrower, the financial institutions party thereto as lenders, KeyBank National Association, as administrative agent and a lender, CIBC Bank USA, as documentation agent and a lender, MUFG Union Bank, N.A. as co-documentation agent, and U.S. Bank, National Association, as collateral custodian and paying agent (as amended prior to April 20, 2022, the “Prior Credit Agreement”).

The Amended and Restated Credit Agreement amended and restated the Prior Credit Agreement to: (i) increase the commitment amount from $215 million to $225 million, (ii) increase the accordion amount from a $350 million maximum aggregate commitment amount to a $500 million maximum aggregate commitment amount; (iii) extend the maturity date and revolving period, (iv) calculate the interest rate based on SOFR (rather than LIBOR), and (v) amend certain other terms of the Prior Credit Agreement, including without limitation the borrowing base calculation and excess concentration measures.

Capitalized terms under this Item 1.01, unless otherwise defined herein, have the meaning ascribed to them under the Amended and Restated Credit Agreement. The description above is only a summary of the material provisions of the Amended and Restated Credit Agreement and is qualified in its entirety by reference to a copy of the Amended and Restated Credit Agreement , which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of April 20, 2022, among Runway Growth Finance Corp., as a borrower, the financial institutions party thereto as lenders, KeyBank National Association, as administrative agent and lender, CIBC Bank USA, as documentation agent and lender, MUFG Union Bank, N.A. as co-documentation agent, and U.S. Bank Trust Company, National Association, as collateral custodian and paying agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Runway Growth Finance Corp.

Date: April 22, 2022	By:	/s/ Thomas B. Raterman
Thomas B. Raterman
Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary